UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2008

FLOWSERVE CORPORATION
(Exact name of registrant as specified in its charter)

New York	1-13179	31-0267900
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 N. O’Connor Blvd., Suite 2300, Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 443-6500

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 20, 2008, the Board of Directors of Flowserve Corporation (the “Company”) voted to amend the Flowserve Corporation By-Laws (the “Bylaws”), effective as of the same date. The amendments adopted by the Board of Directors enhance the Bylaws’ existing advance notice provisions for shareholder proposals by removing potential ambiguities and by expanding the ownership interests in the Company a proponent shareholder is required to disclose to include derivatives, hedged positions and other economic and voting interests so that the nature of a proponent shareholder’s economic interest in the Company is more accurately presented. The following summarizes the amended Bylaw provisions.

Section 8(a)(i) under Article II of the Bylaws, which sets forth the manner in which director nominees and other business may be proposed at an annual meeting of shareholders, was amended by adding a provision clarifying that the notice procedures set forth in Section 8 of the Bylaws is the exclusive means for a shareholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”) and included in the Company’s notice of meeting) before an annual meeting of shareholders.

Section 8(a)(ii) of the Bylaws, which sets forth the required content for a notice submitted by a shareholder proposing a director nominee or other business, has been amended to include a new paragraph (2) that requires in the notice a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the proposing shareholder and any affiliated or associated persons, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand. This information would include all information that would be disclosed under Rule 404 of Regulation S-K if the shareholder proponent (or any affiliate or associate) were the “registrant” and the nominee was a director or executive officer of such registrant.

Additionally, Section 8(a)(ii)(C), which sets forth the required content for a notice relating to information about the proposing shareholder providing the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, has been expanded to also require information relating to any affiliates or associates of the proposing shareholder. The content requirements specified in paragraphs (1)-(6) under Section 8(a)(ii)(C) have also been expanded to include a requirement for such persons to disclose: ownership of derivative instruments related to, or with a value derived from the value of, any securities of the Company, whether or not subject to settlement in Company securities; arrangements or relationships that could directly or indirectly influence the voting of Company securities; rights to separable or separated dividends; proportionate interests in Company securities or derivative instruments held through a general or limited partnership; any performance related fees (other than an asset-based fee) entitled to be received based on changes in the value of Company securities or derivative instruments; and any other information that would be required in any filing required to be made in connection with the solicitation of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act.

The foregoing description of the amendments contained in the Company’s amended and restated Bylaws is qualified in its entirety by reference to the full text of, and should be read in conjunction with, the Flowserve Corporation By-Laws, a copy of which is filed with this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Flowserve Corporation By-Laws, as amended and restated on November 20, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWSERVE CORPORATION

Dated: November 21, 2008	By:	/s/ Ronald F. Shuff
Ronald F. Shuff Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.1	Flowserve Corporation By-Laws, as amended and restated on November 20, 2008.